Exhibit 10.1

FIRST AMENDMENT
OF
CHS INC.
DEFERRED COMPENSATION PLAN
(2015 Restatement)
WHEREAS, CHS Inc. (the “Company”) has heretofore established and maintains a nonqualified deferred compensation plan which is currently embodied in an amended and restated document effective May 19, 2015 and entitled “CHS Inc. Deferred Compensation Plan, Master Plan Document (2015 Restatement)” (hereinafter, the “Plan document”);
WHEREAS, the Company has reserved to itself the power to make further amendments of the Plan document;
NOW, THEREFORE, the Plan document is hereby amended as follows:
1.CLAWBACK OR RECOUPMENT. Effective March 25, 2016, Article 15 is amended by the addition of the following new Section 15.2:

15.2
Clawback or Recoupment.      All benefits under this Plan shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes‑Oxley Act of 2002, Section 954 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.

2.    APPENDIX F. Effective December 31, 2015, the Plan is amended by the addition of the Appendix F attached hereto.
3.    SAVINGS CLAUSE. Save and except as expressly herein amended, the Plan document shall remain in full force and effect.
CHS Inc.
By: /s/ Carl M. Casale
Title: President and Chief Executive Officer
STATE OF MINNESOTA        )
                )SS.
COUNTY OF            )
On this 28th day of April, 2016, before me personally appeared Carl M. Casale to me personally known, who, being by me first duly sworn, did depose and say that he is the President and CEO of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Esther I. Longseth
Notary

CHS INC.
DEFERRED COMPENSATION PLAN
APPENDIX F
CHS McPherson Refinery Inc. (formerly National Cooperative Refinery Association)
Deferred Compensation Plan Accounts
Except where expressly defined in this Appendix, the capitalized terms used herein shall have the same meanings as the same terms in the Plan document.

1.1
History. In connection with the Company’s acquisition of one hundred percent (100%) of CHS McPherson Refinery Inc., formerly National Cooperative Refinery Association, a Kansas corporation, the Company assumed all deferred compensation obligations under the I.R.C. § 409A National Cooperative Refinery Association Deferred Compensation and Supplemental Retirement Plan (“NCRA Plan”). The NCRA Plan is maintained under a document entitled “I.R.C. § 409A National Cooperative Refinery Association Deferred Compensation and Supplemental Retirement Plan, As Restated Effective January 1, 2008”, as amended by one amendment.

1.2
Transfer of Account Balances. Each Deferred Compensation Account under the NCRA Plan, shall be transferred to a Deferral Account balance under this Plan shall become part of this Plan effective December 31, 2015. Following the transfer, each Deferred Compensation Account under the NCRA Plan shall no longer be credited with earnings, gains or losses under the terms of the NCRA Plan, but shall instead be credited or debited with earnings, gains or losses under one or more Measurement Funds elected by the Participant, in accordance with Section 3.9 of the Plan

1.3
Payment Elections. With respect to each Participant in the NCRA Plan who becomes an active Participant in this Plan, such Participant must upon commencement of participation complete a Beneficiary Designation Form, a Change in Control Benefit election in accordance with Article 5, a Retirement Benefit election in accordance with Article 6 and a Disability Benefit election in accordance with Article 8. The Participant may also make a Schedule Distribution election in accordance with Article 4. Such elections and Beneficiary designations shall apply only to deferrals made under this Plan, and not to deferrals previously made under the NCRA Plan. Such Participant’s prior elections with respect to the Participant’s Deferred Compensation Account shall continue to apply to the Deferred Compensation Account.

F‑1